Exhibit 16.04

October 1, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: SmartHeat, Inc.

(Commission file number: 001-34246)

We have read the statements of SmartHeat, Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on October 1, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726